EXHIBIT 99.1

Via Renewables, Inc. Announces Optional Conversion Rights for Series A Preferred Stock for $8.07 Per Share in Cash

HOUSTON, June 27, 2024 – Via Renewables, Inc. (“Via Renewables” or the “Company”) (NASDAQ: VIASP), an independent retail energy services company, announced today that it has provided notice (the “Notice”) to holders of its 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) of an optional limited change of control conversion right (the “Conversion Right”), available at the option of the holder, for $8.07 per share in cash.

As a result of the closing of the previously announced merger contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 29, 2023, by and among the Company, Retailco, LLC, a Texas limited liability company (“Parent”), and NuRetailco LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub was merged with and into the Company (the “Merger”), holders of the Company’s Series A Preferred Stock are provided an optional Conversion Right.

As described in the Notice, the Conversion Right provides holders with an option to convert their shares of Series A Preferred Stock into $8.07 per share in cash. The Conversion Right is optional at the holder’s election. A holder may choose to exercise its Conversion Right in whole or in part, or may elect not to exercise its Conversion Right at all, in which case the holder’s shares of Series A Preferred Stock will remain outstanding. The closing price of the Series A Preferred Stock on June 26, 2024 was $24.04 per share.

Holders will have until July 26, 2024 to exercise their Conversion Right, and the Company expects to settle any exercises on the third business day thereafter, or July 31, 2024.

A copy of the Notice is available as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date hereof.

About Via Renewables, Inc.

Via Renewables, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for natural gas and electricity. Headquartered in Houston, Texas, Via Renewables currently operates in 105 utility service territories across 20 states and the District of Columbia. Via Renewables offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Via Renewables Investor Relations website at  https://viarenewables.com/. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements

This communication contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond the Company’s control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act can be identified by the use of forward-looking terminology including “may,” “should,” “could,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. All statements, other than statements of historical fact, included in this communication related to the Conversion Right, including its timing and effects, are forward looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that such expectations will prove correct.

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The forward-looking statements in this communication are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger, Conversion Right or otherwise, operating results and business generally; and the amount of the costs, fees, expenses and charges related to the foregoing.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2023, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should review the risk factors and other factors noted throughout this communication that could cause the Company’s actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this communication. Unless required by law, the Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for the Company to predict all risks, nor can it assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

For further information, please contact:

Contact: Via Renewables, Inc.

Investors:

Stephen Rabalais, 832-200-3727

Media:

Kira Jordan, 832-255-7302

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